Exhibit 1.1

ALBEMARLE CORPORATION
40,000,000 Depositary Shares
Each representing a 1/20th Interest in a Share of 7.25% Series A Mandatory Convertible Preferred Stock, without par value (initial liquidation preference of $1,000 per share)
Underwriting Agreement
March 5, 2024
J.P. Morgan Securities LLC
As Representative of the
    several Underwriters listed
    in Schedule 1 hereto
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:

Albemarle Corporation, a Virginia corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 40,000,000 depositary shares, each representing a 1/20th interest in a share of 7.25% Series A Mandatory Convertible Preferred Stock, without par value, with an initial liquidation preference of $1,000 per share (the “Preferred Stock”) of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 6,000,000 depositary shares, each representing a 1/20th interest in a share of the Preferred Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Preferred Stock will be convertible into a variable number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) (such shares of Common Stock into which the Preferred Stock is convertible, together with any shares of Common Stock delivered in payment of dividends on the Preferred Stock, the “Underlying Shares”).
The Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of March 8, 2024, among the Company, Equiniti Trust Company, LLC, as depositary (the “Depositary”), and holders from time to time of the Shares. Each Share will initially represent the right to receive a 1/20th interest in a share of the Preferred Stock pursuant to the Deposit Agreement. The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by the Depositary under the Deposit Agreement.
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares (the “Offering”), as follows:

1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-269815), including a prospectus, and a post-effective amendment No. 1 to such registration statement relating to certain securities, including the Shares, to be issued from time to time by the Company. Such registration statement, as amended by post-effective amendment No. 1 on March 4, 2024, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 4, 2024 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
“Applicable Time” means 5:00 P.M., New York City time, on March 5, 2024.
2.Purchase of the Shares. (a)  The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement and the Deposit Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share of $48.625 (the “Purchase Price”).
In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement and the Deposit Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.
The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, solely to cover over-allotments, on or before the thirtieth day following the date of the Prospectus (the “Notice Deadline”), by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
(b)The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
(c)Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on March 8, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
(d)The Company acknowledges and agrees that the Representative and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Offering (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
3.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:
(a)Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
(c)Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Pricing Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit C hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. Based on communications from the Commission, no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement and any such amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(f)Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)Preparation of Company Financial Statements. The financial statements of the Company, including the related notes thereto and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Company Financial Statements”), present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company Financial Statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The Company Financial Statements have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act. Except as otherwise included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The other financial and statistical information and data of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the Company’s financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the books and records of the respective entities presented therein.

(h)Windfield Financial Statements. To the knowledge of the Company, the financial statements relating to Windfield Holdings Pty Ltd. (“Windfield”), including the related notes thereto and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Windfield Financial Statements”), present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of Windfield and its consolidated subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Windfield Financial Statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in accordance with IFRS the information required to be stated therein.
(i)eXtensible Business Reporting Language. The interactive data of the Company in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(j)Independent Accountants. PricewaterhouseCoopers LLP, whose reports appear or are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and who have certified the financial statements and supporting schedules and information of the Company and its Subsidiaries (as defined below) that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Public Company Accounting Oversight Board (United States)(the “PCAOB”), the Securities Act and the Exchange Act. To the knowledge of the Company, KPMG, whose reports appear or are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and who have certified the financial statements and supporting schedules and information of Windfield and its subsidiaries that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Windfield as required by the PCAOB, the Securities Act and the Exchange Act.
(k)No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus (but excluding, for purposes of the condition set forth in Section 6(b), any amendment or supplement to the Pricing Disclosure Package or the Prospectus), (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus) of the Company or any of its Subsidiaries, and the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, (ii) there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and each Subsidiary of the Company, taken as a whole, (iii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, (iv) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (v) there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the Offering, the Registration Statement, the Pricing Disclosure Package or the Prospectus or on the ability of the Company to perform its obligations under, and consummate the transactions contemplated by, the Transaction Documents (as defined below) (any of the matters specified in clauses (ii), (iii), (iv) or (v), a “Material Adverse Effect”). Since the date of the latest balance sheet of the Company presented, or incorporated by reference, in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, which are material to the Company and its Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(l)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”. All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state and federal securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any of the Company’s common stock or other equity security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, the Company’s common stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(m)Subsidiaries. The subsidiaries listed on Schedule 2 hereto are the only “subsidiaries” (the “Subsidiaries” and each, a “Subsidiary”) of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and as otherwise listed on Schedule 3 hereto or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.
(n)Material Subsidiaries. The Company has no significant subsidiaries other than the Subsidiaries listed on Schedule 4 hereto (the “Material Subsidiaries”). The Material Subsidiaries are all the Subsidiaries that are material to the business and operations of the Company. All of the issued shares of capital stock of or other ownership interests in each of the Material Subsidiaries have been duly and validly authorized and issued and are fully paid and, to the extent applicable in the jurisdiction of organization, are non-assessable and (except as otherwise set forth in the Pricing Disclosure Package or the Prospectus) are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). Each of the Company and the Material Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company and is in good standing (to the extent applicable in the jurisdiction of organization) under the laws of its jurisdiction of organization. Each of the Company and the Material Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction (to the extent applicable in the relevant jurisdiction), in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except in such jurisdictions in which the failure to be so qualified or in good standing (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.
(o)Consolidated Joint Venture. Each of Jordan Bromine Company Ltd. and MARBL Lithium Operations Pty. Ltd. (collectively, the “Consolidated Joint Ventures”) has been duly organized, validly exists as a corporation or limited company and is in good standing (to the extent applicable in the jurisdiction of organization) under the laws of its jurisdiction of organization. Each of the Consolidated Joint Ventures is duly qualified to do business and is in good standing as a foreign corporation or limited company in each jurisdiction (to the extent applicable in the relevant jurisdiction), in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except in such jurisdictions in which the failure to be so qualified or in good standing (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(p)Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “NYSE”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.
(q)Consents. Each of the Company, the Subsidiaries and the Consolidated Joint Ventures has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and each such Consent is valid and in full force and effect, except where the failure to be valid and in full force and effect would not (individually or in the aggregate) have a Material Adverse Effect, and none of the Company, any Subsidiary or any Consolidated Joint Venture has received notice of any investigation or proceeding which could reasonably be expected to result in the revocation of, or imposition of a restriction on, any such Consent which (individually or in the aggregate) could have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(r)Authority of the Company. The Company has full right, power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Transaction Documents, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)Authorization. This Agreement and the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(t)The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company. When the Shares have been issued and delivered and paid for as provided herein, and the Depositary Receipts have been duly executed and delivered by the Depositary in accordance with the Deposit Agreement, the Shares will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The persons in whose names the Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement.
(u)The Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(v)Articles of Amendment. The articles of amendment (the “Articles of Amendment”) to the Company’s amended and restated articles of incorporation (“Articles of Incorporation”) have been duly authorized by the Company. The Articles of Amendment set forth the rights, preferences and limitations of the Preferred Stock and will have been duly filed with the State Corporation Commission of the Commonwealth of Virginia on or prior to the Closing Date and the holders of the Preferred Stock will, upon the effectiveness of such filing, have the rights, preferences and limitations set forth in the Articles of Amendment.
(w)The Preferred Stock. The Preferred Stock, when issued by the Company, may be freely deposited by the Company with the Depositary against issuance of the Shares. The Preferred Stock has been duly authorized by the Company for issuance and deposit in accordance with the provisions of this Agreement and the Deposit Agreement, and, when issued and deposited against issuance of the Shares, and upon the filing and effectiveness of the Articles of Amendment, will be validly issued, fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Upon payment of the purchase price for the Shares and deposit of the Preferred Stock against issuance of the Shares in accordance with this Agreement and the Deposit Agreement, the Underwriters will receive good, valid and marketable title to the Shares, free and clear of any liens. No holder of the Preferred Stock will be subject to personal liability solely by reason of being such a holder; and the issuance of the Preferred Stock is not subject to any preemptive or similar rights.
(x)The Underlying Shares. Upon issuance and deposit of the Preferred Stock against issuance of the Shares in accordance with this Agreement and the Deposit Agreement and the filing and effectiveness of the Articles of Amendment, the Preferred Stock will be convertible into the Underlying Shares in accordance with the terms of the Preferred Stock and the Articles of Amendment. A number of Underlying Shares equal to the Maximum Number of Underlying Shares (as defined below) has been duly authorized and reserved for issuance by all necessary corporate action and such Underlying Shares, when issued in accordance with the terms of the Preferred Stock and the Articles of Amendment, will be validly issued, fully paid and nonassessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus and will not be subject to any preemptive or similar rights. As used herein, “Maximum Number of Underlying Shares” means the product of (A) the number of shares of Common Stock equal to the initial maximum conversion rate per share of the Preferred Stock set forth in the Articles of Amendment, multiplied by (B) the aggregate number of shares of Preferred Stock in respect of the Shares (assuming the exercise in full of the option set forth in Section 2 herein, but without giving effect to any “Make-whole Dividend Amount” (as defined in the Articles of Amendment)), in each case in accordance with, and as adjusted pursuant to, the terms of the Articles of Amendment.
(y)Descriptions of the Transaction Documents. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus, insofar as they summarize provisions of the Shares, the Preferred Stock, this Agreement, the Deposit Agreement and the Articles of Amendment (together, the “Transaction Documents”), fairly summarize the applicable provisions of the Transaction Documents in all material respects.
(z)Non-Violation of Certain Provisions. The execution, delivery and performance by the Company of the Transaction Documents, the issuance, sale and delivery of the Shares, the issuance and deposit of the Preferred Stock with the Depositary against the issuance of the Shares and the issuance of a number of Underlying Shares equal to the Maximum Number of Underlying Shares issuable by the Company in accordance with the terms of the Articles of Amendment, and the consummation of the transactions contemplated by the Transaction Documents, the Registration Statement, the Pricing Disclosure Package and the Prospectus do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, (ii) violate or conflict with any provision of the certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Material Subsidiary, or (iii) violate or conflict in any material respect with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, applicable to the Company or any Material Subsidiary, except in the case of clause (i) above, as would not (individually or in the aggregate) have a Material Adverse Effect.
(aa)No Required Consents. No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the Offering and the other transactions contemplated by the Transaction Documents, the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, the issuance and deposit of the Preferred Stock with the Depositary against the issuance of the Shares and the issuance of a number of Underlying Shares equal to the Maximum Number of Underlying Shares issuable by the Company in accordance with the terms of the Articles of Amendment, except for (i) the registration under the Securities Act of the Shares pursuant to the Registration Statement, which has become effective, (ii) the listing of the Shares on the NYSE, (iii) such Consents as may be required under state securities or blue sky laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters and (iv) any law or regulation applicable to the filing of the Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia, including the issuance of a certificate of amendment by the State Corporation Commission of the Commonwealth of Virginia in respect of the Articles of Amendment.
(bb)    No Material Actions or Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (excluding, for purposes of the condition set forth in Section 6(b), any amendment or supplement to the Pricing Disclosure Package or the Prospectus), there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary, is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would have a Material Adverse Effect or would prevent the issuance or sale of the Shares; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary would not have a Material Adverse Effect.

(cc)    Statistical and Market Data. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
(dd)    Company’s Common Stock. The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The common stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and the Company has not taken any action designed to, or likely to have the effect of, terminating the registration of the Company’s common stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration or listing.
(ee)    Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to comply with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(ff)    Company’s Accounting System. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data of the Company in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(gg)    No Price Stabilization or Manipulation. Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.
(hh)    No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has any rights to require registration of any security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.
(ii)    Form S-3. The conditions for use of Form S-3 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.
(jj)    Investment Company Act. Each of the Company and the Material Subsidiaries is not now and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.
(kk)    No Undisclosed Contracts. There are no contracts or other documents (including any voting agreement), which are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the Exchange Act and which have not been so described or filed.
(ll)    Sarbanes-Oxley. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)    No Payment Claims; Compensation. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as would be determined by FINRA.
(nn)    Title to Properties. The Company and each Material Subsidiary own or lease all such properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company and the Material Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Material Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Material Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary which would (individually or in the aggregate) result in a Material Adverse Effect.
(oo)    Intellectual Property Rights. The Company and each Subsidiary (i) own or possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the Pricing Disclosure Package and Prospectus, except where the failure to own or possess such rights would not (either individually or in the aggregate) result in a Material Adverse Effect; and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, except for any such conflicts, either individually or in the aggregate, that would not result in a Material Adverse Effect. Commercially reasonable steps have been taken by the Company to maintain the confidential nature of all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except for such actions, suits, proceedings or claims that would not (either individually or in the aggregate) result in a Material Adverse Effect.
(pp)    Insurance. The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct by the Company and the Subsidiaries of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability, has indicated that it intends to deny liability or is defending under a reservation of rights clause. The Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or will not be able to obtain replacement insurance adequate for the conduct of its business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect.
(qq)    Tax Law Compliance. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and the Subsidiaries has accurately prepared and timely filed all material federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such taxes, assessments, governmental or other similar charges, that are being contested in good faith. Neither the Company nor any Subsidiary has received a notice of deficiency as described in Section 6212 of the Internal Revenue Code of 1986, as amended (the “Code”, which term, as used herein, includes the regulations and published interpretations thereunder), or notice of similar consequence with respect to any material proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes, and to the Company’s knowledge, no such notice is threatened to be delivered. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2022, the Company and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of their businesses. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except such tax liens that (either individually or in the aggregate) would not result in a Material Adverse Effect.

(rr)    No Labor Disturbances. No labor disturbance by the employees of the Company or any Subsidiary, exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect .
(ss)    ERISA Compliance. Each of the Company and its Subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and interpretations published thereunder, (“ERISA”)) established or maintained by the Company or its Subsidiaries or their respective ERISA Affiliates (as defined below) are, in each case, in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Section 414 of the Code of which the Company or such Subsidiary, as applicable, is a member. No “reportable event” (within the meaning of Section 4043 of ERISA) or “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred or would reasonably be expected to occur with respect to any “employee benefit plan” established or maintained by any of the Company or its Subsidiaries or any of their respective ERISA Affiliates with respect to which any of the Company or its Subsidiaries or any of their respective ERISA Affiliates would reasonably be expected to have any material liability. With respect to any employee benefit plan established or maintained by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates, there has been no, and it is not reasonably likely that there will be any, (i) failure to satisfy the applicable minimum funding standards set forth in Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived, or (ii) determination that any such employee benefit plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA. None of the Company or its Subsidiaries or any of their respective ERISA Affiliates has incurred or expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal (including partial withdrawal) from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates, in each case, that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. None of the Company or any of its Subsidiaries or their respective ERISA Affiliates participates in, or otherwise could reasonably be expected to incur any liability with respect to, any “multiemployer plan” (as defined in Section 4001 of ERISA).

(tt)    Compliance with and Liability Under Environmental Law. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there is not any and there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of, or exposure to, any Hazardous Substances (as defined below) by, due to, caused by or involving the Company or any Subsidiary, or their respective operations or products, or any other entity for whose acts or omissions the Company is or may be liable, upon or at any property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, and to the Company’s knowledge (ii) Hazardous Substances are not otherwise present at any property now or previously owned or leased by the Company, or any Subsidiary or any other property, that in either case (i) or (ii) would be a material violation of or give rise to any material liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health, natural resources, threatened or endangered species or the environment (“Environmental Law”). Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its Subsidiaries (x) are, and at all prior times were, in compliance with any and all Environmental Laws, (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, (ii) neither of the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability or obligation under or pursuant to Environmental Law of any other person, including any obligation for cleanup or remedial action, (iii) there is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) there are no other costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in each of cases (i) through (iv) as would not, individually or in the aggregate, result in a Material Adverse Effect. The disclosure in the Pricing Disclosure Package with respect to Environmental Laws, including with respect to any proceedings that are pending, or that are known to be contemplated, against the Company or any of its Subsidiaries thereunder and any capital or other expenditures relating to compliance therewith complies, and there is no omission of fact from the Pricing Disclosure Package relating to such laws, proceedings or expenditures necessary to comply, in all material respects with the Securities Act. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, brominated and other flame retardants and other brominated chemicals, radioactive materials and wastes, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other pollutant, chemical, material, substance or waste prohibited, limited or regulated under or pursuant to Environmental Laws.

(uu)    No Unlawful Contributions or Other Payments. Except with respect to potential matters contemplated by the disclosure on page 78 under the heading “Liquidity Outlook” and on pages 119-120 under the heading “Litigation” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, none of the Company or any of the Subsidiaries or, to the Company’s knowledge, any director, officer or employee of the Company or any of the Subsidiaries or any agent, affiliate or representative thereof has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(vv)    Non-Contravention of Existing Instruments. Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (i) (other than with respect to the Company and the Material Subsidiaries), (ii) and (iii) above) violations or defaults that would not (individually or in the aggregate) have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(ww)    Off-Balance Sheet Arrangements. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not have any off-balance sheet arrangements within the meaning of Regulation S-K under the Securities Act.

(xx)    No Conflict with Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of the Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(yy)    No Conflict with Sanctions Laws. Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any director, officer or employee of the Company or any of the Subsidiaries or any agent, affiliate or representative thereof, is an individual or entity currently the subject or target of any sanctions administered or enforced by the United States Government, including, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other person, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person participating in the transaction, whether as underwriter, advisor, investor or otherwise of Sanctions.
(zz)    Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(aaa)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb)    Cybersecurity. (A) To the knowledge of the Company, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of any of the Company’s and its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its Subsidiaries have implemented commercially reasonable administrative, technical, and physical safeguards to maintain and protect the confidentiality, integrity, availability, and resiliency of their IT Systems and Data reasonably consistent with industry standards and practices, or as may be required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
(ccc)    Status under the Securities Act. The Company is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.
Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
4.Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)Required Filings. The Company will file the final Prospectus with the
Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Exhibit B hereto) to the extent required by Rule 433 under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)Delivery of Copies. The Company will deliver, without charge, (i) to the
Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
(c)Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
(d)Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the

Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e)Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(h)Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than the Shares to be sold hereunder, the Preferred Stock in respect thereof, and any shares of Common Stock issued upon conversion of, or issued and paid as a dividend on, the Preferred Stock.
        The restrictions described above do not apply to (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters; or (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

(i)Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.
(j)No Stabilization. Neither the Company nor its Subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.
(k)Exchange Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Shares on the NYSE. The Company will use its commercially reasonable efforts to effect and maintain the listing of a number of Underlying Shares equal to the Maximum Number of Underlying Shares on the NYSE.
(l)Reports. So long as the Shares are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.
(m)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(n)Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representative. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o)Preferred Stock. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will deposit the relevant number of shares of Preferred Stock with the Depositary in accordance with the provisions of this Agreement and the Deposit Agreement and otherwise comply with this Agreement and the Deposit Agreement so that the relevant Shares will be issued by the Depositary against receipt of such shares of Preferred Stock and delivered to the Underwriters against payment therefor at such Closing Date or such Additional Closing Date, as the case may be.
(p)Common Stock. The Company will reserve and keep available at all times, free of preemptive or similar rights, a number of Underlying Shares equal to the Maximum Number of Underlying Shares.
(q)Adjustments. From, and including, the date hereof to, and including, the fifteenth full business day following the Notice Deadline (or, if earlier, the final Additional Closing Date), the Company will not do or authorize any act or thing that would result in the adjustment of the “fixed conversion rates” (as defined in the Pricing Disclosure Package) of the Preferred Stock.
(r)Term Sheet. The Company will prepare a final term sheet containing solely a description of the Shares in a form approved by you (as set forth in Exhibit B hereto) and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.
5.Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Exhibit B hereto without the consent of the Company.
6.Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by

Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
(b)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(c)No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).
(d)No Material Adverse Change. No event or condition of a type described in the first sentence of Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(e)Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officer, the representations and warranties set forth in Sections 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date or such Additional Closing Date, as the case may be.
    (ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Windfield contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or the Additional Closing Date, as the case may be.
(iii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, each of SRK Consulting (U.S.), Inc., RPS Energy Canada Ltd and RESPEC Consulting Inc. shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, with respect to the reserve information for the Company contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(iv) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.
(g)Opinion and 10b-5 Statement of Counsel for the Company. Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the

Representative, at the request of the Company, their written opinion for the Company and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.
(h)Opinion of Virginia Counsel for the Company. Troutman Pepper Hamilton Sanders LLP, Virginia counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.
(i)Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a written opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(j)No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
(k)Articles of Amendment. The Articles of Amendment shall have been filed with the State Corporation Commission of the Commonwealth of Virginia and shall have become effective.
(l)Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization, and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(m)Exchange Listing. An application for the listing of the Shares shall have been submitted to the NYSE. An application for the listing of a number of Underlying Shares equal to the Maximum Number of Underlying Shares shall have been approved by the NYSE, subject to official notice of issuance.
(n)Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company listed on Schedule 5 hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o)Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Company hereunder.
7.Indemnification and Contribution.
(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who signed the Registration Statement and each person, if any, who controls the

Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed that the only such information consists of the following: the concession figure appearing in the third paragraph under the caption “Underwriting” and the information regarding stabilizing transactions contained in the fifteenth and sixteenth paragraphs under the caption “Underwriting.”
(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a) or (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a) or (b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, or any of its directors, officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8.Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.
9.Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States or Europe shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
11.Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and the filing of the Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of the Depositary, any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) any expenses and application fees related to the listing of the Shares and a number of Underlying Shares equal to the Maximum Number of Underlying Shares on the NYSE.
(b)If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.
14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the terms “subsidiary” and “significant subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
15.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.Miscellaneous. (a)  Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.
(b)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at the following address:
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Fax: (212) 622-8358
Attention: Equity Syndicate Desk
Notices to the Company shall be given to it at the following address:
Albemarle Corporation
Attn: Kristin M. Coleman
4250 Congress St., Suite 900

Charlotte, North Carolina 28209
Legal.notices@albemarle.com
(c)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(d)Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.
(e)Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(g)    Recognition of the U.S. Special Resolution Regimes.
(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 16(g):
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(f)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
(g)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(h)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, ALBEMARLE CORPORATION

By	/s/ Neal R. Sheorey
Name: Neal R. Sheorey
Title: Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted as of the date first written above.
J.P. MORGAN SECURITIES LLC
For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Gaurav Maria
Authorized Signatory
[Signature Page to the Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	13,454,545
BofA Securities, Inc.	9,090,909
HSBC Securities (USA) Inc.	2,545,455
Mizuho Securities USA LLC	2,545,455
Santander US Capital Markets LLC	2,181,818
Jefferies LLC	1,818,182
Truist Securities, Inc.	1,818,182
Goldman Sachs & Co. LLC	1,818,182
MUFG Securities Americas Inc.	1,818,182
U.S. Bancorp Investments, Inc.	1,818,182
Loop Capital Markets LLC	545,454
Siebert Williams Shank & Co., LLC	545,454
Total	40,000,000

Schedule 2
Subsidiaries
ACI Cyprus, L.L.C.
Albemarle Amendments, LLC
Albemarle Argentina S.R.L.
Albemarle Chemical Canada Ltd.
Albemarle Chemicals (Shanghai) Co., Ltd.
Albemarle Chemicals Ltd
Albemarle Chemicals SAS
Albemarle Chemicals South Africa (Proprietary) Limited
Albemarle Chemicals Trading Ltd
Albemarle Delaware Holdings 1 LLC
Albemarle Delaware Holdings 2 LLC
Albemarle Dutch Holdings B.V.
Albemarle Europe SRL
Albemarle Finance Company B.V.
Albemarle Foundation
Albemarle Germany GmbH
Albemarle Hilfe GmbH Unterstützungskasse
Albemarle Holdings Company Limited
Albemarle Holdings Limited
Albemarle Hungary Ltd.
Albemarle India New Materials Private Limited
Albemarle Italy S.r.l.
Albemarle Japan Corporation
Albemarle Japan Holdings B.V.
Albemarle Knight Lux 1 Holdings Corporation
Albemarle Korea Corporation
Albemarle Limitada
Albemarle Lithium Holding Corporation
Albemarle Lithium Holding GmbH
Albemarle Lithium (Jiangsu) Co., Ltd.
Albemarle Lithium Pty Ltd
Albemarle Lithium Spain S.L.
Albemarle Lithium UK Limited
Albemarle Management (Shanghai) Co., Ltd.
Albemarle Middle East FZE
Albemarle Middle East Trading Company L.L.C.
Albemarle Netherlands B.V.
Albemarle New Holding GmbH
Albemarle Overseas Employment Corporation
Albemarle Saudi Trading Company
Albemarle Sichuan New Materials Co., Ltd.
Albemarle Specialties Trading Company
Albemarle Specialty Products Singapore Pte. Ltd.
Albemarle Taiwan Limited
Albemarle U.S., Inc.

Albemarle Wodgina Pty Ltd
CMC Lithium Pty Ltd
Dynamit Nobel GmbH
Dynamit Nobel Unterstützungsfonds GmbH
Excalibur Realty Company
Excalibur II Realty Company
Foote Chile Holding Company
Foote Minera e Inversiones Limitada
Genesis Voyager Pty Ltd
Guangxi Albemarle Lithium Co., Ltd.
Jiangxi Albemarle Lithium Co., Ltd.
Jordan Bromine Company Ltd.
Ketjen Belgium SRL
Ketjen Brazil Holdings Limitada
Ketjen Brazil Limitada
Ketjen Canada Limited
Ketjen Catalysts (Shanghai) Company Limited
Ketjen Corporation
Ketjen Hungary Limited Liability Company
Ketjen India Private Limited
Ketjen Italy S.r.l.
Ketjen Japan GK
Ketjen Korea Limited
Ketjen Limited Liability Company
Ketjen Malaysia Sdn Bhd.
Ketjen Netherlands B.V.
Ketjen Netherlands Holdings B.V.
Ketjen Netherlands Holdings 2 B.V.
Ketjen Singapore Private Limited
Ketjen Spain, S.L.
Ketjen Taiwan Company Limited
Ketjen (Thailand) Co., Ltd.
Ketjen UK Limited
Ketjen Vietnam Limited Liability Company
Knight Lux 1 S.à r.l.
Knight Lux 2 S.à r.l.
MARBL Lithium Operations Pty Ltd
Metalon Environmental Management & Solutions GmbH
Outfield Limited
PT Ketjen Catalysts Indonesia
Rockwood Holdings, Inc.
Rockwood Lithium Japan K.K.
Rockwood Lithium Korea LLC
Rockwood Lithium (Shanghai) Co., Ltd.
Rockwood Lithium Taiwan Co., Ltd.
Rockwood Specialties GmbH

Rockwood Specialties Group, LLC
Rockwood Specialties LLC
Rockwood Specialties Limited
RSG Immobilien GmbH
RT Lithium Limited
Sales de Magnesio Limitada
Shandong Sinobrom Albemarle Bromine Chemicals Company Limited
Sichuan Guorun New Material Co., Ltd.
Titus Minerals Pty Ltd
Voyager Holding Company Pty Ltd
Western Lithium Pty Ltd

Schedule 3
Ownership or Other Interests
Al Bilad Catalyst Company Ltd.
ChemStore GmbH
Eco-Rigen Srl
Eurecat France SAS
Eurecat Services, Inc.
Eurecat S.A.
Eurecat U.S. Incorporated
Fabrica Carioca de Catalisdores S.A.
Fine Chemical Manufacturing Services LLC
Inversion SLI Chile Limitada
Mitsui Chemicals, Inc.
Nippon Aluminum Allkyls Ltd.
Nippon Ketjen Co. Ltd.
Patriot Battery Metals Inc.
Petroleo Brasileiro S.A.
Petroval, Inc.
Petroval, L.P.
Petroval SA
Rigel Srl
Salares de Atacama Sociedad Contractual Minera
Sumitomo Metal Mining Company Limited
Talison Lithium (Canada) Inc.
Talison Lithium (MCP) Pty Ltd.
Talison Lithium Australia Pty Ltd.
Talison Lithium Pty Ltd
Talison Minerals Pty Ltd.
Talison Services Pty
Themelios Ventures II-A LP
Tricat Europe, S.A.
Tricat GmbH Catalyst Service Bitterfield
Tricat Management GmbH
Tricat, Inc.
Troisdorf Genehmigungshaltergesellschaft Gmbh
Volta Early State Investment Vehicle, LLC
Volta Energy Technologies LLC
Volta SPV CMX, LLC
Volta SPV IMS, LLC
Volta SPV NCS, LLC
Volta SPV SXK, LLC
Volta SPV SPW, LLC
Windfield Finco Pty Ltd.
Windfield Holdings Pty Ltd.

Schedule 4
Material Subsidiaries
Albemarle Europe SRL
Albemarle Finance Company B.V.
Albemarle Limitada
Albemarle Netherlands B.V.
Albemarle New Holding GmbH
Albemarle U.S., Inc.
Ketjen Netherlands B.V.

Schedule 5
List of Lock-up Parties
Kent Masters
Neal Sheorey
Melissa Anderson
Eric Norris
Netha Johnson
Mark Mummert
Kristin Coleman
John Clarence III Barichivich
Cynthia Lima
James J. O'Brien
M. Lauren Brlas
Ralf H. Cramer
Glenda J. Minor
Diarmuid B. O'Connell
Dean L. Seavers
Gerald A. Steiner
Holly A. Van Deursen
Alejandro D. Wolff

Annex A
a.    Pricing Disclosure Package
Pricing Term Sheet, dated as of March 5, 2024, substantially in the form of Exhibit B hereto.

Annex B
Written Testing-the-Waters Communications
Testing-the-Waters Presentation entitled “Albemarle Equity Investor Presentation” dated March 2024

Exhibit A
Form of Lock-Up Agreement
________, 2024
J.P. MORGAN SECURITIES LLC
As Representative of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Re:    Albemarle Corporation --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Albemarle Corporation, a Virginia corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares of Common Stock (as defined below) or other equity securities of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) owned by the undersigned as of the date hereof (except as provided below) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities during the Restricted Period, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.
Notwithstanding the foregoing, the undersigned may:
(a) transfer the undersigned’s Lock-Up Securities, without the prior written consent of the Representative:
(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,
(ii) by will, other testamentary document or intestacy,
(iii) to any member of the undersigned’s immediate family (as defined below) or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),
(iv) to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owners of all of the outstanding equity securities or similar interests,
(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,
(vi) (A) to a member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned, or (B) as part of a distribution to members or shareholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency,
(viii) to the Company from an employee, independent contractor or services provider of the Company upon death, disability or termination of employment or cessation of services, in each case, of such employee, independent contractor or services provider,
(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,
(x) to the Company in connection with the vesting, settlement, or exercise of any profits units, appreciation rights, restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such profit units, appreciation rights, restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such profit units, appreciation rights, restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan that is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or
(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction of the Company and made to all or substantially all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;
provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representative a lock-up letter in substantially the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than (y) with respect to a transfer under clause (a)(i) only, any filing required to be made under Section 16(a) of the Exchange Act, provided that any such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and (z) a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b) exercise outstanding options, settle restricted stock units, profit units, appreciation rights or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;
(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;
(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Restricted Period, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Restricted Period; and
(e) transfer shares of Common Stock pursuant to a written plan for trading securities in effect on the date of this Letter Agreement, which was established pursuant to and in accordance with Rule 10b5-1(c) under the Exchange Act (a “10b5-1 Plan”); provided that (1) the undersigned agrees that any such 10b5-1 Plan shall not be amended, waived or otherwise modified during the Restricted Period in a manner that would provide for the transfer of Lock-Up Securities during the Restricted Period and (2) any filing under the Exchange Act that is made in connection with any such transfer during the Restricted Period shall state (x) that such transfer has been executed under a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act and (y) the date of adoption of such 10b5-1 Plan.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representative and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.
The undersigned understands that, if the Underwriting Agreement (i) does not become effective by March 31, 2024, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock or other equity securities to be sold thereunder or (iii) the Company advises the Representative prior the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.
                        Very truly yours,

[NAME OF STOCKHOLDER],
by

Name:
Title:

Exhibit B
Term Sheet

Pricing Term Sheet	Free Writing Prospectus
dated as of March 5, 2024	Filed pursuant to Rule 433
Relating to the
Preliminary Prospectus Supplement dated March 4, 2024 to the
Prospectus dated March 4, 2024
Registration No. 333-269815

Albemarle Corporation

Offering of
40,000,000 Depositary Shares (the “Depositary Shares”)
Each Representing a 1/20th Interest in a Share of
7.25% Series A Mandatory Convertible Preferred Stock
(the “Depositary Shares Offering”)
The information in this pricing term sheet relates only to the Depositary Shares Offering and should be read together with (i) the preliminary prospectus supplement dated March 4, 2024 relating to the Depositary Shares Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (ii) the related base prospectus dated March 4, 2024, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-269815. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars. Albemarle Corporation has increased the size of the Depositary Shares Offering to 40,000,000 Depositary Shares (or 46,000,000 Depositary Shares if the underwriters of the Depositary Shares Offering exercise their over-allotment option in full). The final prospectus supplement relating to the Depositary Shares Offering will reflect conforming changes relating to such increase in the size of the Depositary Shares Offering.

Issuer:	Albemarle Corporation
Ticker / Exchange for Common Stock:	ALB / New York Stock Exchange (“NYSE”)
Trade Date:	March 6, 2024
Settlement Date:	March 8, 2024
Use of Proceeds:	The Issuer expects that the net proceeds from the Depositary Shares Offering will be approximately $1.94 billion (or approximately $2.24 billion if the underwriters of the Depositary Shares Offering exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses payable by the Issuer. The Issuer intends to use the proceeds from the Depositary Shares Offering for general corporate purposes, which may include, among other uses, funding growth capital expenditures, such as the construction and expansion of lithium operations in Australia and China that are significantly progressed or near completion, and repaying the Issuer’s outstanding commercial paper. See “Use of Proceeds” in the Preliminary Prospectus Supplement.
Depositary Shares Offered:

40,000,000 Depositary Shares, each of which represents a 1/20th interest in a share of the Issuer’s 7.25% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”). At settlement of the Depositary Shares Offering, the Issuer will issue 2,000,000 shares of Mandatory Convertible Preferred Stock, subject to the underwriters’ over-allotment option.

Option for Underwriters to Purchase Additional Depositary Shares:	6,000,000 additional Depositary Shares (corresponding to 300,000 additional shares of the Mandatory Convertible Preferred Stock), solely to cover over-allotments.
Public Offering Price:	$50 per Depositary Share
Dividends:
7.25% of the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the Settlement Date and, to the extent that the Issuer is legally permitted to pay dividends and its board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash or, subject to certain limitations, by delivery of shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”) or through any combination of cash and shares of Common Stock, as determined by the Issuer’s board of directors, or an authorized committee thereof, in its sole discretion; provided that any unpaid dividends will continue to accumulate.
The expected dividend payable on the first Dividend Payment Date is approximately $17.12 per share of Mandatory Convertible Preferred Stock (equivalent to approximately $0.856 per Depositary Share). Each subsequent dividend is expected to be $18.125 per share of Mandatory Convertible Preferred Stock (equivalent to $0.90625 per Depositary Share).

Dividend Record Dates:	The February 15, May 15, August 15 and November 15 immediately preceding the relevant Dividend Payment Date.
Dividend Payment Dates:	March 1, June 1, September 1 and December 1 of each year, commencing on, and including, June 1, 2024 and ending on, and including, March 1, 2027.
Mandatory Conversion Date:

The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 1, 2027.

Initial Price:	Equal to $1,000, divided by the Maximum Conversion Rate, rounded to the nearest $0.0001, which initially is $109.4092.
Threshold Appreciation Price:	Equal to $1,000, divided by the Minimum Conversion Rate, rounded to the nearest $0.0001, which initially is $131.2680 and represents a premium of approximately 20% over the Initial Price.
Floor Price:	$38.29 (approximately 35% of the Initial Price), subject to adjustment as described in the Preliminary Prospectus Supplement.
Conversion Rate per Share of Mandatory Convertible Preferred Stock:

The conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than 9.1400 shares of Common Stock and not less than 7.6180 shares of Common Stock (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”), depending on the applicable market value (as defined in the Preliminary Prospectus Supplement) of the Common Stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Depositary Share will be not more than 0.4570 shares of Common Stock and not less than 0.3809 shares of Common Stock.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

Optional Conversion:
Other than during a fundamental change conversion period (as defined in the Preliminary Prospectus Supplement), at any time prior to March 1, 2027, a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Mandatory Convertible Preferred Stock, in whole or in part, at the Minimum Conversion Rate of 7.6180 shares of Common Stock per share of Mandatory Convertible Preferred Stock (equivalent to 0.3809 shares of Common Stock per Depositary Share), subject to adjustment as described in the Preliminary Prospectus Supplement. Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares only in lots of 20 Depositary Shares.

Fundamental Change:
If a fundamental change (as defined in the Preliminary Prospectus Supplement) occurs on or prior to March 1, 2027, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of Common Stock at the fundamental change conversion rate (as defined in the Preliminary Prospectus Supplement) during the period beginning on, and including, the effective date (as defined in the Preliminary Prospectus Supplement) of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) March 1, 2027. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than March 1, 2027.
The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price (as defined in the Preliminary Prospectus Supplement) in the fundamental change:

The exact stock price and effective date may not be set forth on the table, in which case:
•if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be determined by straight-line interpolation between the fundamental change conversion rates per share of Mandatory Convertible Preferred Stock set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;
•if the stock price is in excess of $220.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Minimum Conversion Rate; and
•if the stock price is less than $30.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Maximum Conversion Rate.

The following table sets forth the fundamental change conversion rate per Depositary Share based on the effective date of the fundamental change and the stock price in the fundamental change:

The exact stock price and effective date may not be set forth on the table, in which case:
•if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;
•if the stock price is in excess of $220.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Minimum Conversion Rate, divided by 20; and
•if the stock price is less than $30.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Maximum Conversion Rate, divided by 20.

Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares upon the occurrence of a fundamental change only in lots of 20 Depositary Shares.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the fundamental change dividend make-whole amount (as defined in the Preliminary Prospectus Supplement) is 7.5% per annum.
Listing:
The Issuer intends to apply to list the Depositary Shares on the NYSE under the symbol “ALB PR A.” No assurance can be given that the Depositary Shares will be listed or that any such application for listing will be approved.

CUSIP / ISIN for the Depositary Shares:	012653 200 / US0126532003
CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	012653 309 / US0126533092
Book-Running Managers:	J.P. Morgan Securities LLC BofA Securities, Inc.
Bookrunners:	HSBC Securities (USA) Inc. Mizuho Securities USA LLC Santander US Capital Markets LLC Jefferies LLC Truist Securities, Inc.
Co-Managers:	Goldman Sachs & Co. LLC MUFG Securities Americas Inc. U.S. Bancorp Investments, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

________________________________
The Issuer has filed a registration statement, as amended by Post-Effective Amendment No. 1 (including a prospectus and related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the related base prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Depositary Shares Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from (i) J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204, or (ii) BofA Securities, Inc., Attn: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, email: dg.prospectus_requests@bofa.com.
This communication should be read in conjunction with the Preliminary Prospectus Supplement and the related base prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the related base prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the related base prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit C
Testing-the-Waters Authorization